Exhibit 99.1

JMP Group Reports Third Quarter 2014 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 24, 2014--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2014.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $40.3 million, an increase of 11.3% from $36.2 million for the third quarter of 2013. For the nine months ended September 30, 2014, adjusted net revenues were a record $134.9 million, an increase of 27.0% from $106.2 million for the nine months ended September 30, 2013. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $3.4 million, or $0.15 per diluted share, an increase of 27.7% from $2.7 million, or $0.12 per share, for the third quarter of 2013. For the nine months ended September 30, 2014, operating net income was $11.9 million, or $0.52 per share, an increase of 23.3% from $9.6 million, or $0.43 per share, for the nine months ended September 30, 2013. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  On July 29, 2014, the company announced that it was evaluating a potential transaction whereby JMP Group would convert its corporate form into a limited liability company that would be taxed as a partnership, and no longer as a corporation, for U.S. federal income tax purposes. On August 20, 2014, the company announced that its board of directors approved the restructuring transaction. The potential restructuring will be subject to a shareholder vote before year-end. For the quarter, legal and other expenses in connection with the transaction were $0.4 million, or $0.01 per share after tax, which was included in operating EPS of $0.15. For the nine months ended September 30, 2014, such costs were $0.06 million, or $0.01 per share after tax, which was included in operating EPS of $0.52. For more information on the potential transaction, including pro forma financial information, please see the most recent amendment to the Form S-4 filed by JMP Group LLC with the Securities and Exchange Commission.
  Total net revenues under generally accepted accounting principles, or GAAP, were $33.7 million and $128.9 million for the quarter and nine months ended September 30, 2014, respectively, compared to $35.4 million and $89.5 million for the quarter and nine months ended September 30, 2013, respectively.
  Net income attributable to JMP Group on a GAAP basis was $1.5 million, or $0.06 per share, compared to $3.3 million, or $0.14 per share, for the third quarter of 2013. For the nine months ended September 30, 2014, GAAP net income was $8.7 million, or $0.37 per share, compared to $0.1 million, or $0.01 per share, for the nine months ended September 30, 2013.

“JMP Group posted another good quarter, thanks to our diversified business model, with operating earnings increasing 28% year-over-year to $0.15 per share, despite a slower pace in the equity capital markets environment,” said Chairman and Chief Executive Officer Joe Jolson. “Excluding net investment income and corporate costs, our three operating platforms earned a record $0.66 per share for the latest twelve months, an increase of 74% from $0.38 per share for the prior twelve-month period. The strong results drove a 12% increase in our tangible book value per share to $6.32 and also allowed us to return 48% of our operating earnings to stockholders through cash dividends and share buybacks over the past year.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $23.5 million, a decrease of 5.5% from $24.9 million for the third quarter of 2013. The broker-dealer segment’s operating margin on adjusted net revenues was 14.5%, compared to 16.8% for the prior quarter and 13.8% for the third quarter of 2013.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $11.2 million increased 82.3% from $6.2 million for the third quarter of 2013. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 1.8% for the period.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.2 million, a decrease of 8.6% from $1.4 million for the third quarter of 2013. For the third quarter of 2014, there was no net realized gain or loss on the sale or payoff of loans underlying collateralized loan obligations; while, for the third quarter of 2013, there was a net realized gain of $0.2 million.

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Broker-dealer	$0.09	$0.13	$0.10	$0.40	$0.27
Asset management	0.04	0.02	0.01	0.06	0.01
Corporate credit management	0.00	0.02	0.01	0.02	0.02
Operating platform EPS	0.13	0.17	0.12	0.48	0.30
Investment income	0.11	0.12	0.07	0.35	0.42
Corporate costs	(0.09)	(0.11)	(0.07)	(0.31)	(0.29)

Operating EPS (diluted)	$0.15	$0.18	$0.12	$0.52	$0.43

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $17.1 million, a decrease of 10.8% from $19.1 million for the third quarter of 2013. For the nine months ended September 30, 2014, investment banking revenues were $65.2 million, an increase of 24.6% from $52.3 million for the nine months ended September 30, 2013.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2014		June 30, 2014		Sept. 30, 2013		Sept. 30, 2014		Sept. 30, 2013
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Public equity	26	$9,834	34	$14,717	27	$10,822	93	$44,072	97	$29,253
Debt and convertible securities	4	470	5	1,090	5	3,495	15	3,131	23	10,033
Private capital markets and other	1	125	-	325	2	1,534	2	1,148	4	4,509
Strategic advisory	4	6,634	8	6,929	4	3,286	15	16,826	9	8,506

Total	35	$17,063	47	$23,061	38	$19,137	125	$65,177	133	$52,301

Brokerage

Net brokerage revenues were $6.5 million, an increase of 12.3% from $5.8 million for the third quarter of 2013. For the nine months ended September 30, 2014, net brokerage revenues were $19.6 million, an increase of 9.3% from $17.9 million for the nine months ended September 30, 2013.

Asset Management

Asset management-related fee revenues were $11.1 million, an increase of 85.6% from $6.0 million for the third quarter of 2013, largely due to an increase in incentive fees to $6.2 million from $2.5 million. For the nine months ended September 30, 2014, asset management-related fee revenues were $32.6 million, an increase of 81.7% from $18.0 million for the nine months ended September 30, 2013. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2014, totaled $2.2 billion, including $1.1 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $1.9 billion at June 30, 2014, and $1.6 billion at September 30, 2013. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.5 billion at September 30, 2014.

At September 30, 2014, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 63.1% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized losses of $4.3 million and net realized and unrealized gains of $1.7 million for the quarter and nine months ended September 30, 2014, respectively, compared to net realized and unrealized gains of $0.6 million and $4.8 million for the quarter and nine months ended September 30, 2013, respectively.

A summary of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Hedge fund investments	$1,784	$2,255	$432	$5,747	$3,238

Principal investments:
Investment in Harvest Capital Credit Corporation	(1,273)	19	205	(1,417)	69
Other principal investments	26	(108)	(139)	(28)	-
Total principal investments	(1,247)	(89)	66	(1,445)	69

Venture investments:
Investment in Harvest Growth Capital funds	(164)	284	(33)	(183)	34
Other venture investments and warrants	(298)	255	794	246	1,831
Total venture investments	(462)	539	761	63	1,865

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	75	2,705	1,259	4,365	5,172

Non-controlling interests in Harvest Growth Capital funds	(4,351)	6,983	(619)	(2,646)	(323)

Total principal transaction revenues	($4,276)	$9,688	$640	$1,719	$4,849

Included in the net loss of $4.3 million for the quarter ended September 30, 2014, was a loss of $4.4 million attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.8% of Harvest Growth Capital and 2.3% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned loss of $4.4 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized loss of $0.2 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net returns on invested capital managed by JMP Credit Advisors were 3.9% and 12.4% for the quarter and nine months ended September 30, 2014, respectively, compared to 6.9% and 26.3% for the quarter and nine months ended September 30, 2013, respectively.

At September 30, 2014, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $11.4 million, or 1.2% of gross performing loans outstanding at JMP Credit. At September 30, 2013, such discounts and reserves equaled $8.5 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at either September 30, 2014, or September 30, 2013.

A net loan loss provision of $1.0 million for the quarter was recorded at JMP Credit, which is consolidated under GAAP, primarily representing a general reserve in connection with the loan portfolio being accumulated for JMP Credit Advisors CLO III. At September 30, 2014, general loan loss reserves equaled 0.6% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $4.4 million, compared to net interest income of $4.3 million for the third quarter of 2013.

For the nine months ended September 30, 2014, net interest income was $11.9 million, compared to net interest expense of $1.2 million for the nine months ended September 30, 2013, when interest expense due to net amortization of liquidity discounts at JMP Credit equaled $14.9 million. Excluding the amortization-related expense for the period, net interest income would have been $13.7 million for the nine months ended September 30, 2013. Further excluding net interest income of $1.8 million attributable to Harvest Capital Credit, which, due to its May 2013 initial public offering, is no longer consolidated by JMP Group, net interest income would have been $11.9 million for the nine months ended September 30, 2013.

Expenses

Compensation and Benefits

Compensation and benefits expense was $28.3 million, compared to $24.7 million for the third quarter of 2013. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the period, compensation and benefits expense was 68.7% of adjusted net revenues, compared to 69.0% for the third quarter of 2013. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 62.8%, compared to 65.3% for the third quarter of 2013.

For the nine months ended September 30, 2014, compensation and benefits expense was $97.7 million, compared to $69.1 million for the nine months ended September 30, 2013. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the period, compensation and benefits expense was 70.5% of adjusted net revenues, compared to 65.7% for the nine months ended September 30, 2013. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 64.7%, compared to 60.1% for the nine months ended September 30, 2013.

For more information on compensation ratios, please see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.0 million, compared to $6.8 million for the third quarter of 2013. For the nine months ended September 30, 2014, non-compensation expense was $20.7 million, compared to $21.9 million for the nine months ended September 30, 2013. Excluding costs related to JMP Group's conversion to a publicly traded limited liability company, non-compensation expense would have been $6.6 million for the quarter and $20.1 million for the nine months ended September 30, 2014.

Personnel

At September 30, 2014, the company had 233 full-time employees, compared to 231 at June 30, 2014, and 231 at September 30, 2013.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more a meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit (prior to its IPO on May 2, 2013), (v) reverses net unrealized gains and losses on strategic equity investments and warrants, (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II, and (vii) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and was the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds, however, as presented, unrealized gains and losses that do not accrue to the company are reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Revenues:
Non-interest revenues	$30,294	$53,942	31,531	$118,633	$93,142
Net interest income/(expense)	4,359	3,788	4,313	11,907	(1,222)
Loan loss provision	(956)	(212)	(467)	(1,665)	(2,391)
Total net revenues	33,697	57,518	35,377	128,875	89,529
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1) (2)	281	366	387	1,025	1,766
Dividend distribution from Harvest Capital Credit (2)	-	-	-	-	678
Less: Net interest income and other revenues from Harvest Capital Credit (2)	-	-	-	-	(2,116)
Total net revenues including fee revenues from consolidated entities	33,978	57,884	35,764	129,900	89,857

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	-	-	-	14,979
General loan loss provision – collateralized loan obligations	919	382	377	1,851	1,505
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	-	-	(515)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	-	772
Net unrealized loss/(gain) on strategic equity investments and warrants	1,392	(72)	(531)	1,494	(617)
Non-controlling interests in net unrealized losses/(gains) on Harvest Growth Capital funds	4,361	(6,980)	619	2,678	323
Unrealized mark-to-market (gain)/loss – deferred compensation	(332)	(656)	1	(1,058)	(152)
Adjusted net revenues	$40,318	$50,558	$36,230	$134,865	$106,152
(1)	Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

(2)	Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Base management fees:
Fees reported as asset management fees	$2,983	$2,725	$2,585	$8,302	$7,502
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	769	804	636	2,342	1,740
Total base management fees	3,752	3,529	3,221	10,644	9,242

Incentive fees:
Fees reported as asset management fees	5,622	11,209	2,493	19,750	7,715
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	538	485	-	665	417
Total incentive fees	6,160	11,694	2,493	20,415	8,132

Other fee income:
Total fundraising and other fees	1,191	152	267	1,564	581

Asset management-related fee revenues	$11,103	$15,375	$5,981	$32,623	$17,955

Summations:
Fees reported as asset management fees	$8,605	$13,934	$5,078	$28,052	$15,217
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	1,307	1,289	636	3,007	2,157
Fees reported as other fee income	1,191	152	267	1,564	581

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to stock-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ in thousands)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Compensation Ratios
Adjusted net revenues	$40,318	$50,558	$36,230	$134,865	$106,152

Compensation and benefits	$28,315	$37,979	$24,685	$97,670	$69,066

Subtract/(add back):
Compensation expense – stock options	509	504	262	1,408	658
Compensation expense – RSUs	776	934	699	2,563	2,019
Compensation expense – net deferred compensation	(991)	(891)	(1,277)	(2,479)	(3,547)
Unrealized mark-to-market gain/(loss) – deferred compensation	332	656	(1)	1,058	152
Adjusted compensation and benefits	27,689	36,776	25,002	95,120	69,784

Subtract:
Compensation expense – strategic initiatives	500	500	648	1,610	3,418
Adjusted compensation and benefits, excluding strategic initiatives	$27,189	$36,276	$24,354	$93,510	$66,366

Adjusted ratio of compensation expense to revenues	68.7%	72.7%	69.0%	70.5%	65.7%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	67.4%	71.8%	67.2%	69.3%	62.5%

Compensation Ratios Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$40,318	$50,558	$36,230	$134,865	$106,152

Subtract:
Compensation expense – hedge fund incentive fees	4,982	10,372	2,038	17,797	6,322
Adjusted net revenues, excluding hedge fund incentive fees	$35,336	$40,186	$34,192	$117,068	$99,830

Adjusted compensation and benefits, excluding strategic initiatives	$27,189	$36,276	$24,354	$93,510	$66,366

Subtract:
Compensation expense – hedge fund incentive fees	4,982	10,372	2,038	17,797	6,322
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$22,207	$25,904	$22,316	$75,713	$60,044

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees	62.8%	64.5%	65.3%	64.7%	60.1%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38%.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Net income attributable to JMP Group Inc.	$1,495	$3,195	$3,289	$8,688	$135

Add back:
Income tax expense	1,460	2,450	1,634	5,606	178
Income before taxes	2,955	5,645	4,923	14,294	313

Add back/(subtract):
Compensation expense – stock options	509	504	262	1,408	658
Compensation expense – RSUs	776	934	699	2,563	2,019
Compensation expense – net deferred compensation	(991)	(891)	(1,277)	(2,479)	(3,547)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	-	-	-	-	14,979
General loan loss provision – collateralized loan obligations	913	380	274	1,838	1,095
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	-	-	(162)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	-	772
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	1,392	(72)	(531)	1,494	(617)
Operating income before taxes	5,554	6,500	4,350	19,118	15,510

Income tax expense (assumed rate of 38%)	2,111	2,470	1,653	7,265	5,893
Operating net income	$3,443	$4,030	$2,697	$11,853	$9,617

Operating net income per share:
Basic	$0.16	$0.19	$0.12	$0.55	$0.43
Diluted (1)	$0.15	$0.18	$0.12	$0.52	$0.43

Weighted average shares outstanding:
Basic	21,686	21,712	22,014	21,739	22,271
Diluted (1)	23,093	22,901	22,713	22,843	22,669
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and nine months ended September 30, 2014, was 23,833,756 and 23,680,133, respectively. Given those denominators, operating net income per diluted share would have instead been $0.14 for the quarter and $0.50 for the nine months ended September 30, 2014, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken with regard to other CLOs, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended September 30, 2014, is set forth below.

	Quarter Ended September 30, 2014

			Corp.		Invest-				HGC	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	Group

Revenues:
Investment banking	$17,063	-	-	$17,063	-	-	-	$17,063	-	$17,063
Brokerage	6,455	-	-	6,455	-	-	-	6,455	-	6,455
Asset management-related fees (1)	-	$11,212	$1,235	12,447	-	-	($1,344)	11,103	($281)	10,822
Principal transactions (2)	-	-	-	-	$1,134	-	-	1,134	(4,351)	(3,217)
Gain on sale and payoff of loans	-	-	-	-	(12)	-	-	(12)	-	(12)
Net dividend income	-	-	-	-	242	-	-	242	-	242
Net interest income	-	-	-	-	4,369	-	-	4,369	(10)	4,359
Provision for loan losses	-	-	-	-	(36)	-	-	(36)	-	(36)
Adjusted net revenues	23,518	11,212	1,235	35,965	5,697	-	(1,344)	40,318	(4,642)	35,676

Expenses:
Non-interest expense/(income) (3)	20,107	9,899	1,172	31,178	1,544	3,276	(1,344)	34,654	41	34,695

Less: Non-controlling interest (4)	-	8	-	8	101	-	-	109	(4,683)	(4,574)
Operating income/(loss) before taxes	3,411	1,305	63	4,779	4,052	(3,276)	-	5,555	-	5,555

Income tax expense/(benefit)	1,296	497	24	1,817	1,540	(1,245)	-	2,112	-	2,112
Operating net income/(loss)	$2,115	$808	$39	$2,962	$2,512	($2,031)	-	$3,443	-	$3,443

Operating net income/(loss) per share:
Basic	$0.10	$0.04	$0.00	$0.14	$0.12	($0.09)	-	$0.16	-	$0.16
Diluted (5)	$0.09	$0.04	$0.00	$0.13	$0.11	($0.09)	-	$0.15	-	$0.15
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.3 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $4.4 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(3)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $41,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(4)	Excludes non-controlling interests totaling $4.7 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

(5)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended September 30, 2014, was 23,833,756; given that denominator, operating net income per diluted share would have been $0.14.

A statement of JMP Group’s operating net income on a segment basis for the nine months ended September 30, 2014, is set forth below.

	Nine Months Ended September 30, 2014
			Corp.		Invest-				HGC	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	Group

Revenues:
Investment banking	$65,265	-	-	$65,265	-	-	($88)	$65,177	-	$65,177
Brokerage	19,585	-	-	19,585	-	-	-	19,585	-	19,585
Asset management-related fees (1)	50	$32,897	$3,842	36,789	-	-	(4,166)	32,623	($1,027)	31,596
Principal transactions (2)	-	-	-	-	$4,801	-	-	4,801	(2,647)	2,154
Gain on sale and payoff of loans	-	-	-	-	(183)	-	-	(183)	-	(183)
Net dividend income	-	-	-	-	738	-	-	738	-	738
Net interest income	-	-	-	-	11,938	-	-	11,938	(31)	11,907
Provision for loan losses	-	-	-	-	186	-	-	186	-	186
Adjusted net revenues	84,900	32,897	3,842	121,639	17,480	-	(4,254)	134,865	(3,705)	131,160

Expenses:
Non-interest expense/(income) (3)	69,983	30,813	3,184	103,980	4,370	$11,490	(4,166)	115,674	143	115,817

Less: Non-controlling interest (4)	-	(275)	-	(275)	343	-	-	68	(3,848)	(3,780)
Operating income/(loss) before taxes	14,917	2,359	658	17,934	12,767	(11,490)	(88)	19,123	-	19,123

Income tax expense/(benefit)	5,669	898	250	6,817	4,851	(4,365)	(33)	7,270	-	7,270
Operating net income/(loss)	$9,248	$1,461	$408	$11,117	$7,916	($7,125)	($55)	$11,853	-	$11,853

Operating net income/(loss) per share:
Basic	$0.43	$0.07	$0.02	$0.52	$0.36	($0.33)	($0.00)	$0.55	-	$0.55
Diluted (5)	$0.40	$0.06	$0.02	$0.48	$0.35	($0.31)	($0.00)	$0.52	-	$0.52
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $1.0 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $2.7 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(3)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $143,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(4)	Excludes non-controlling interests totaling $3.8 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

(5)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the nine months ended September 30, 2014, was 23,680,133; given that denominator, operating net income per diluted share would have been $0.50.

Book Value per Share

At September 30, 2014, JMP Group’s tangible book value per share was $6.32, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013

Total JMP Group stockholders' equity	$136,687	$133,593	$123,740
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	$136,687	$133,593	$123,740

Tangible book value per share	$6.32	$6.16	$5.63

Basic shares outstanding	21,619	21,690	21,961

Quarterly operating ROTE (1)	10.2%	12.2%	8.8%
LTM operating ROTE (1)	12.1%	11.8%	12.6%
(1)	Return on tangible equity (ROTE) equals annualized operating net income divided by average tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended September 30, 2014, JMP Group repurchased 82,949 shares of its common stock at an aggregate price of approximately $0.5 million, or $6.43 per share. At quarter-end, approximately 0.8 million shares remained eligible for repurchase under the company’s existing repurchase authorization. Subsequently, on October 8, 2014, the company’s board of directors increased the repurchase authorization such that 1.5 million shares were eligible for repurchase.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 13, 2014, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2013 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, October 24, 2014. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 22366841.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is an investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Sept. 30, 2014	Dec. 31, 2013

Assets

Cash and cash equivalents	$87,735	$65,906
Restricted cash and deposits	199,496	68,029
Marketable securities owned, at fair value	35,630	29,295
Other investments	199,781	161,773
Loans held for investment, net of allowance for loan losses	1,786
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	917,715	727,270
Deferred tax assets	7,220	12,492
Other assets	42,305	57,166
Total assets	$1,491,668	$1,121,931

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$18,462	$13,749
Accrued compensation	46,800	51,347
Asset-backed securities issued	1,013,849	716,423
Note payable	-	15,000
Line of credit	-	2,895
Bond payable	94,300	46,000
Deferred tax liability	6,984	3,625
Other liabilities	33,284	35,652
Total liabilities	1,213,679	884,691

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	136,687	126,385
Non-redeemable non-controlling interest	141,302	110,855
Total equity	277,989	237,240
Total liabilities and stockholders' equity	$1,491,668	$1,121,931

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Revenues:
Investment banking	$17,063	$19,137	$65,177	$52,301
Brokerage	6,455	5,750	19,585	17,924
Asset management fees	9,630	5,328	30,032	15,606
Principal transactions	(4,276)	640	1,719	4,849
Loss/(gain) on sale, payoff and mark-to-market of loans	(12)	166	(183)	1,591
Net dividend income	242	243	739	290
Other income	1,192	267	1,564	581
Non-interest revenues	30,294	31,531	118,633	93,142

Interest income	9,973	8,734	27,773	24,603
Interest expense	(5,614)	(4,421)	(15,866)	(25,825)
Net interest income/(expense)	4,359	4,313	11,907	(1,222)

Provision for loan losses	(956)	(467)	(1,665)	(2,391)
Total net revenues	33,697	35,377	128,875	89,529

Non-interest expenses:
Compensation and benefits	28,315	24,685	97,670	69,066
Administration	1,901	1,919	5,383	7,255
Brokerage, clearing and exchange fees	772	939	2,515	2,851
Travel and business development	890	994	2,721	2,991
Communications and technology	970	907	2,860	2,592
Occupancy	846	822	2,522	2,434
Professional fees	1,157	632	3,233	2,468
Depreciation	235	231	689	695
Other	236	342	778	649
Total non-interest expense	35,322	31,471	118,371	91,001

Net (loss)/income before income tax expense	(1,625)	3,906	10,504	(1,472)
Income tax expense	1,460	1,634	5,606	178
Net (loss)/income	(3,085)	2,272	4,898	(1,650)
Less: Net (loss)/income attributable to non-controlling interests	(4,580)	(1,017)	(3,790)	(1,785)
Net income attributable to JMP Group Inc.	$1,495	$3,289	$8,688	$135

Net income attributable to JMP Group Inc. per share:
Basic	$0.07	$0.15	$0.38	$0.01
Diluted	$0.06	$0.14	$0.37	$0.01

Weighted average common shares outstanding:
Basic	21,686	22,014	21,739	22,271
Diluted	23,834	22,713	23,680	22,669

CONTACT:
Investor Relations Contact
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com